                                                               EXHIBIT 4-A(ii)
NOTICE OF REDEMPTION

BINDLEY WESTERN INDUSTRIES, INC.

               6 1/2% Convertible Subordinated Debentures Due 2002
                               CUSIP NO. 090324ABO

     NOTICE IS HEREBY GIVEN that on August 27, 1997, Bindley Western Industries, Inc., (the "Company") called for redemption on September 12, 1997 (the "Redemption Date"), all of its outstanding 6 1/2% Convertible Subordinated Debentures due 2002 (the "Debentures") at a redemption price of 103.90 percent of the principal face amount of the Debentures plus accrued interest to the Redemption Date (the "Redemption Price"). On and after the Redemption Date, interest on the Debentures will cease to accrue and the Debentures will cease to be entitled to any lien, benefit or security under the Indenture governing the terms of the Debentures.

                ALTERNATIVES AVAILABLE TO HOLDERS OF DEBENTURES


     1. Conversion of Debentures Into Common Stock of the Company by the Close of Business on the Redemption Date. At any time until 5:00 p.m. Eastern Standard Time on September 12, 1997, Debentures may be converted at the option of the holder into shares of the common stock, $.01 par value, of the Company ("Common Stock"), at a conversion price of $19.825 per share of Common Stock. No fractional shares will be issued upon conversion of Debentures. Instead, a cash adjustment equal to that same fraction of the closing sale price per share of the Common Stock on the New York Stock Exchange on the business day next preceding the date of conversion will be paid by the Company. The closing sale price of the Common Stock on August 22, 1997, on the New York Stock Exchange was $24 1/2. Between January 1, 1997, and August 22, 1997, the high and low closing sale prices of the Common Stock on the New York Stock Exchange ranged from $17 5/8 to $24 5/8.

     Debentures may be converted into Common Stock by surrendering Debentures to Bank One, Indiana, N.A. (formerly known as Bank One, Indianapolis, N.A.), at the address specified below no later than the close of business on the Redemption Date. Debentures must be surrendered together with a written notice of election executed by the holder thereof, specifying the name(s) in which the shares of Common Stock deliverable upon such conversion shall be registered with the address and social security or taxpayer identification number of the person(s) so named.

     If the closing sale price per share of the Common Stock as reported on the New York Stock Exchange is greater than $21 1/4 on the date of conversion, holders of Debentures who elect to convert their Debentures will receive shares of Common Stock having, at the time of such conversion, an aggregate market value greater than the aggregate Redemption Price the holders would receive upon redemption of their Debentures. On conversion no adjustment will be made for accrued interest on the Debentures.

     2. Redemption of Debentures. Debentures not properly submitted for conversion by the close of business on the Redemption Date will be redeemed at the Redemption Price. Payment of the Redemption Price will be made by Bank One, Indiana, N.A., on and after the Redemption Date upon receipt at the address specified below of the Debentures so redeemed.

     3. SALE OF DEBENTURES IN BROKERAGE TRANSACTIONS Debentures may be sold in the open market. Holders of Debentures who wish to sell their Debentures should consult with their own financial advisors regarding if and when they should sell their Debentures.

     The Company has been advised that, under present federal income tax law, no taxable gain or loss will be recognized by a holder of Debentures on the conversion except to the extent that the holder receives cash in lieu of a fractional share of Common Stock. A holder of Debentures who either redeems or sells his Debenture will recognize gain or loss measured by the difference



                                   4-A(ii)

                       BINDLEY WESTERN INDUSTRIES, INC.
                     10333 NORTH MERIDIAN STREET, SUITE 300
                           INDIANAPOLIS, INDIANA 46290
                                 (317) 298-9900

                                                                 August 27, 1997

TO BANKS, BROKERS AND OTHER NOMINEE HOLDERS:



     Enclosed is a copy of a Notice of Redemption by Bindley Western Industries, Inc. of its 6 1/2% Convertible Subordinated Debentures Due 2002 (the "Debentures") on September 12, 1997 (the "Redemption Date"). We are also enclosing a form of Letter of Transmittal.

     THE DEBENTURES ARE PRESENTLY CONVERTIBLE INTO SHARES OF BINDLEY WESTERN INDUSTRIES, INC. COMMON STOCK AT A PRICE OF $19.825 PER SHARE OF COMMON STOCK. AFTER 5:00 P.M. EASTERN STANDARD TIME ON THE REDEMPTION DATE, THE DEBENTURES WILL NO LONGER BE SO CONVERTIBLE.

     BASED ON THE CLOSING PRICE OF $24 1/2 FOR THE COMMON STOCK ON THE NEW YORK STOCK EXCHANGE ON AUGUST 22, 1997, THE MARKET VALUE OF THE SHARES OF COMMON STOCK INTO WHICH THE DEBENTURES ARE CONVERTIBLE IS GREATER THAN THE REDEMPTION PRICE (WHICH INCLUDES A PREMIUM) OF THE DEBENTURES.

     If you are a holder of Debentures, this information will be of importance to you. If you are not a holder, we trust that this information may be helpful to you in advising your clients who may have occasion to seek your counsel regarding the redemption.

     Please forward copies of these enclosures to any of your clients who hold Debentures, and we will reimburse you for any expenses incurred by you in doing so. Additional copies of the enclosures are available at:

               Bank One, Indiana, N.A.
               c/o Bank One Trust Company, N.A.
               P.O. Box 710184
               Columbus, Ohio 43271-0184
               Attention: Corporate Trust Operations
               (800) 346-5153

     If you have any questions or require assistance in completing the Letter of Transmittal, please contact Bank One, Indiana, N.A., at the address or phone number indicated above.

                                   Very truly yours,

                                   BINDLEY WESTERN INDUSTRIES, INC.

                                   By  William E. Bindley
                                      ----------------------------------
                                       William E. Bindley
                                       Chairman of the Board
Enclosures:

   A. Notice of Redemption
   B. Letter of Transmittal

If you wish to convert your Debentures by means of this Letter of Transmittal, the Debentures and Letter of Transmittal must be RECEIVED by Bank One, Indiana, N.A. at the address set forth below prior to 5:00 p.m. Eastern Standard Time on September 12, 1997. See Instructions on the attached page.

                        BINDLEY WESTERN INDUSTRIES, INC.
                              LETTER OF TRANSMITTAL



(To Accompany 6 1/2% Convertible Subordinated Debentures due 2002)
By Mail                                   By Hand or Overnight Courier Delivery
Bank One, Indiana, N.A.                   Bank One Indiana, N.A.
c/o Bank One Trust Company, N.A.          c/o Bank One Trust Company, N.A.
P.O. Box 710184                           235 West Schrock Road
Columbus, Ohio 43271-0184                 Westerville, Ohio   43081-0184
Attention: Corporate Trust Operations     Attention: Corporate Trust Operations
(800) 346-5153


Ladies and Gentlemen:


     Surrendered herewith are 6 1/2% Convertible Subordinated Debentures due 2002 (the "Debentures") of Bindley Western Industries. Inc. (the "Company") numbered and registered as listed below.

     Items A, B and E of this Letter of Transmittal must be completed in all cases.

         PLEASE FOLLOW CAREFULLY THE INSTRUCTIONS ON THE ATTACHED PAGE.

                                     ITEM A
-------------------------------------------------------------------------------------------------------------
                                                                         PLEASE FILL IN NUMBERS
                                                                     ----------------------------------------
                                                                     Certificate       Principal Face Amount
             Name and Address of registered holder                    Number(s)             on Debentures
-------------------------------------------------------------------------------------------------------------
                                                                 -------------------   $---------------------
                                                                 -------------------   $---------------------
                                                                 -------------------   $---------------------
                                                                 -------------------   $---------------------
-------------------------------------------------------------------------------------------------------------


THE ABOVE-DESCRIBED DEBENTURES ARE SURRENDERED TO YOU FOR THE ACTION INDICATED BELOW.

                                    ITEM B

INDICATE CHOICE                 1. [ ]  Conversion, at the conversion price of
BY CHECKING ONE BOX                     $19.825 per share of Common Stock,
                                        into approximately 50.4 shares of
                                        Bindley Western Industries, Inc. Common
                                        Stock $.01 par value (the "Common
                                        Stock"), with a cash adjustment in
                                        respect of fractional shares, for each
                                        $1,000 principal face amount of
                                        Debenture (see Instruction 2).


  NOTE: SO LONG AS THE MARKET PRICE PER SHARE OF COMMON STOCK IS GREATER
       THAN $21 1/4, THE AGGREGATE MARKET PRICE OF THE SHARES OF COMMON STOCK (WITH CASH IN LIEU OF ANY FRACTIONAL SHARE) TO BE RECEIVED UPON CONVERSION WILL BE GREATER THAN THE AMOUNT OF CASH RECEIVABLE UPON REDEMPTION.



                                2. [ ]  Redemption at 103.90 percent of the
                                        principal face amount of Debentures
                                        plus accrued interest (see
                                        Instruction 3).



                                IF NO BOX IS CHECKED AND THE ABOVE DEBENTURES ARE RECEIVED BY BANK ONE, INDIANA, N.A. PRIOR TO 5:00 P.M. EASTERN STANDARD TIME ON SEPTEMBER 12 1997, SUCH DEBENTURES WILL BE DEEMED SURRENDERED FOR CONVERSION INTO COMMON STOCK. IF ANY DEBENTURES ARE RECEIVED AFTER THAT TIME, SUCH DEBENTURES WILL BE REDEEMED.

                ITEM C                                              ITEM D

     To be completed only if certificate(s)                    To be completed only if certificate(s)
evidencing shares of Common Stock and/or a check           evidencing shares of Common Stock and/or a
to be issued shares in name(s) other than name(s)          check to be mailed to address other than
indicated in Item A above (see Instructions                address indicated in Item A above (see
3, 4, and 5)                                               Instructions 4, and 5)

      Issue to:                                                      Mail to:

Name(s):_________________________________________          Name(s):______________________________________
               Type or Print                                             Type or Print

Address:_________________________________________          Address:______________________________________

_________________________________________________          ______________________________________________
                          Zip Code                                                     Zip Code

_________________________________________________
Social Security Number or Taxpayer I.D. Number

                                  ITEM E

                                REQUIRED SIGNATURES

                                   The signature(s) on this Letter of
DEBENTUREHOLDER(S)             Transmittal must correspond exactly
   MUST                        with the name(s) on the Debenture
   SIGN                        certificates or the name(s) of the
   HERE                        person(s) to whom the Debentures have
                               been properly assigned and transferred (see
                               Instructions 1, 4, 5 and 6)


                               Dated:_______________________________________

                               Signature(s):________________________________

                               Signature(s):________________________________

                               Social Security Number or
                                 Taxpayer I.D. Number:______________________

                               Telephone:  (   )____________________________


                          IMPORTANT TAX INFORMATION

     Under federal income tax law, Bank One, Indiana, N.A., may be required to withhold 31% of payments to holders presenting their Debentures for redemption who have failed to furnish a social security or other taxpayer identification number to it, certified to be correct under penalty of perjury. Certification may be made on Substitute Form W-9 below.

                    SUBSTITUTE FORM W-9 MUST BE COMPLETED

-----------------------------------------------------------------------------------------------------------------------------------
PAYER'S NAME:                         BANK ONE, INDIANA, N.A.
-----------------------------------------------------------------------------------------------------------------------------------

SUBSTITUTE                 Part 1 -PLEASE PROVIDE YOUR TIN IN THE BOX AT
                           RIGHT AND CERTIFY BY SIGNING AND DATING BELOW
                                                                               ----------------------------------
                                                                                  Social Security Number

FORM W-9                                                                        OR
                                                                                  -------------------------------
                                                                                  Employer Identification Number
DEPARTMENT OF THE
TREASURY INTERNAL          Part 2 - Certification - Under Penalties of Perjury, I certify that:
REVENUE SERVICE            (1) The number shown on this form is my correct Taxpayer
                               Identification Number (or I am waiting for a number to
PAYER'S REQUEST FOR            be issued to me) and
TAXPAYER                   (2) I am not subject to backup withholding either because I                Part 3
IDENTIFICATION NUMBER          have not been notified by the Internal Revenue Service                        --------------
("TIN")                        ("IRS") that I am subject to backup withholding as a                   Awaiting TIN
                               result of failure to report all interests or dividends, or the              [ ]
                               IRS has notified me that I am no longer subject to
                               backup withholding.


                           Certification Instructions -You must cross out Item
                           (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interests or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

                           SIGNATURE                                Date            , 1997
                                    -----------------------------        -----------

-----------------------------------------------------------------------------------------------------------------------------------

    YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
                        PART 3 OF SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify that under penalties of perjury a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

                                                                         , 1997
--------------------------------                -------------------------
         Signature                                        Date

                               DO NOT WRITE BELOW

-----------------------------------------------------------------------------------------------------------
Date Received:                                            Number of Common Shares Issued:
-----------------------------------------------------------------------------------------------------------

Principal Face Amount of Debentures received for:         Common Stock Certificate No(s):
         Conversion $
                     -----------------
         Redemption $                                     Amount of Check:
                     -----------------                            $
                                                                   ------------
-----------------------------------------------------------------------------------------------------------
Certificate No(s):                                        Number of Check:
-----------------------------------------------------------------------------------------------------------

Checked by:                                               Checked by:               Date Delivered:
-----------------------------------------------------------------------------------------------------------

                                  INSTRUCTIONS

1. GENERAL

     Please do not send Debenture certificates directly to the Company. Your Debentures, together with your signed and completed Letter of Transmittal (or other notice) and any required supporting documents (see Instructions 4 and 5 below) should be mailed, or otherwise delivered, to Bank One, Indiana, N.A. at the address indicated on the Letter of Transmittal. The method of delivery is at your option and risk but, if mail is used, registered mail, return receipt requested, is suggested.

     Items A, B and E on the Letter of Transmittal must be completed in all cases.

2. IF YOU WISH TO CONVERT YOUR DEBENTURES

     If you wish to convert your Debentures into shares of Common Stock, your Debentures and a completed Letter of Transmittal must be received by Bank One, Indiana, N.A. at the address indicated on the Letter of Transmittal, prior to 5:00 p.m. Eastern Standard Time on September 12, 1997.

     If you wish the certificate(s) evidencing shares of Common Stock to be issued in the same name as the name in which the surrendered Debentures are registered, complete Items A, B and E on the Letter of Transmittal.

     If you wish the certificate(s) evidencing shares of Common Stock to be issued in a different name, see Instruction 4 and complete items A, B, C and E on the Letter of Transmittal.

3. IF YOU WISH TO HAVE YOUR DEBENTURES REDEEMED

     If you wish to have your Debentures redeemed by the Company for cash, your Debentures and a completed Letter of Transmittal must be sent to Bank One, Indiana, N.A. at the address indicated on the Letter of Transmittal. A check will be sent to you when your Debentures and Letter of Transmittal have been received, but in no event earlier than September 15, 1997.

     If you wish the check to be issued in the name in which the surrendered Debentures are registered, complete Items A, B and E on the Letter of Transmittal.

     If you wish the check to be issued in a different name, see Instruction 4 and complete Items A, B, C and E on the Letter of Transmittal.

     IF YOU FAIL TO INDICATE A CHOICE AS TO REDEMPTION OR CONVERSION AND YOUR DEBENTURES ARE RECEIVED BY BANK ONE, INDIANA, N.A., PRIOR TO 5:00 P.M. EASTERN STANDARD TIME ON SEPTEMBER 12, 1997, SUCH DEBENTURES WILL BE DEEMED SURRENDERED FOR CONVERSION INTO COMMON STOCK. IF YOUR DEBENTURES ARE RECEIVED AFTER THAT TIME, SUCH DEBENTURES WILL BE REDEEMED.

4. CERTIFICATE OR CHECK TO BE ISSUED IN A DIFFERENT NAME

     If you wish the certificate(s) evidencing shares of Common Stock and / or check to be issued in a name other than that of the registered holder of the Debentures, your Debentures must be property endorsed or be accompanied by appropriate stock powers, properly executed by the registered holder, so that such endorsement or stock powers are signed exactly as the name of the registered holder appearing on the Debenture certificates, and the signature must be properly guaranteed by a commercial bank or trust company in the United States or by a firm which is a member of a registered national securities exchange. Complete Items A, B, C and E on the Letter of Transmittal.

5. SIGNATURE BY OTHER THAN REGISTERED HOLDER

     If the Letter of Transmittal is signed in Item E by an executor, administrator, trustee, guardian, attorney or the like, the Letter of Transmittal and Debentures must be accompanied by evidence satisfactory to Bank One, Indiana, N.A., and the Company of the authority of such person to sign the Letter of Transmittal.

     If the Letter of Transmittal is signed in Item E by someone other than the registered holder, who is not a person described in the preceding paragraph, the Debentures must be properly endorsed or be accompanied by appropriate stock powers, properly executed by the registered holder, so that such endorsement or stock powers are signed exactly as the name of the registered holder appears on the Debentures, and the signature must be properly guaranteed by a commercial bank or trust company in the United States or by a firm which is a member of a registered national securities exchange. Complete Items A, B, D and E on the Letter of Transmittal.

6. JOINT HOLDERS

     If Debentures are tendered by joint holders or owners, all such persons must sign Item E on the Letter of Transmittal. If Debentures are registered in different names or forms of ownership, separate Letters of Transmittal must be completed, signed and returned for each different registration.

7. LOST OR DESTROYED DEBENTURE CERTIFICATES

     If your Debenture certificates have been either lost or destroyed, notify Bank One, Indiana, N.A., of this fact promptly at the address and phone number set forth on the Letter of Transmittal. You will then be instructed as to the steps you must take in order to convert or surrender for redemption your Debentures.

8. QUESTIONS ON HOW TO SUBMIT YOUR DEBENTURE CERTIFICATES

     Questions and requests for assistance on how to submit your Debentures should be directed to Bank One, Indiana, N.A., at the address and phone number set forth on the Letter of Transmittal.

9. TAXPAYER IDENTIFICATION NUMBER

     Each holder who tenders Debentures for redemption is required to provide Bank One, Indiana, N.A., with the holder's correct TIN, generally, the holder's social security or federal employer identification number, on Substitute Form W-9 which is provided under "Important Tax Information," and to certify whether such person is subject to backup withholding of federal income tax.

A holder must cross out item (2) in the Certification box of Substitute Form W-9, if such holder is subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the holder to 31% federal income tax backup withholding on the payments made to the holder or other payee with respect to Debentures tendered for redemption. The box in Part 3 of the form should be checked if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and Bank One, Indiana, N.A., is not provided with a TIN within 60 days, thereafter Bank One, Indiana, N.A., will withhold 31% of all such payments of the redemption price, if any, of Debentures tendered for redemption until a TIN is provided.